UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2025 (December 8, 2025)

Polomar Health Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32866 US Hwy. 19 N, Palm Harbor, FL	34684
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 727-425-7575

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.

On December 8, 2025, Polomar Health Services, Inc., a Nevada corporation (“Company”), executed a second amendment to the Amended and Restated Product Fulfillment and Distribution Agreement, with an effective date of December 5, 2025 (the “Second Amendment “) with ForHumanity, Inc., a Delaware corporation (“ForHumanity”) and Island Group 40, LLC (“IG4”).

The Amended Agreement incorporates the following material terms:

The initial exclusivity period is extended from March 31, 2025, to June 30, 2025.

The Second Amendment amends paragraph 2 of the Amended Agreement to allow termination of the Amended Agreement by the Company if certain minimum average monthly sales targets are not achieved for the period January 1, 2026, through July 31, 2026.

The Second Amendment amends paragraph 7(b) of the Amended Agreement to extend exclusivity through December 31, 2026, if the Company receives a minimum of $1,750,000 in Revenues from ForHumanity on or before June 30, 2026.

The Second Amendment amends paragraph 7(b) of the Amended Agreement to extend exclusivity through June 30, 2027, if the Company receives a minimum total of $5,000,000 in Revenues from ForHumanity for the calendar year ending on December 31, 2026.

The schedule for the remaining guaranteed payments due the Company has been modified as follows: a) $100,000 on or before December 8, 2025, b) $200,000 on or before December 29, 2025, and c) $200,000 on or before January 12, 2026. The Company acknowledges receipt from ForHumanity of $350,000 of the total $750,000 in guaranteed payments due pursuant to the terms of the Amended Agreement inclusive of the $100,000 payment that was due on December 8, 2025.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of each company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) the risk that the previously licensed intellectual property may not be granted the pending patents, (2) the ability of ForHumanity to effectively market the licensed medications to increase customer value and financial returns, (3) the ability to integrate the ForHumanity telemedicine network into the existing Polomar business and realize the benefits of the Agreement, (4) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and such other periodic filings the Company makes from time to time with the Securities and Exchange Commission (SEC).

You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release, and we caution investors not to place undue reliance on any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Second Amendment to Amended and Restated Product Fulfillment And Distribution Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polomar Health Services, Inc.

/s/ Terrence M. Tierney
Terrence M. Tierney
President

Date: December 12, 2025

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